BC FORM 53-901F
(Previously Form 27)
Securities Act

MATERIAL CHANGE REPORT
UNDER SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA) (Form 53-901F);
SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)(Form 27); AND
SECTION 73 OF THE SECURITIES ACT (Quebec)

Item 1.

Reporting Issuer(s):

AURIZON MINES LTD.
Suite 900 – 510 Burrard Street
Vancouver, BC  V6C 3A8

Item 2.

Date of Material Change:

 December 17, 2003

Item 3.

Press Release

News release issued on December 19, 2003 via Canada NewsWire Ltd.
– Canada and U.S. wide dissemination (copy attached).

Item 4.

Summary of Material Change

In accordance with Aurizon’s Stock Option Plan, which was ratified and approved by the shareholders on June 24, 1997, the Company has granted incentive stock options to its directors, executive officers and employees to purchase up to 910,000 common shares at a price of $2.00 per share for a three year period, expiring December 17, 2006.

Item 5.

Full Description of Material Change:

In accordance with Aurizon’s Stock Option Plan, which was ratified and approved by the shareholders on June 24, 1997, the Company has granted incentive stock options to its directors, executive officers and employees to purchase up to 910,000 common shares at a price of $2.00 per share for a three year period, expiring December 17, 2006.

Attached is a copy of the News Release, dated December 19, 2003, for your files and information.

Item 6.

Reliance on Section 85 (2) of the B.C. Securities Act
and Section 75(3) of the Ontario Securities Act (Re:  Confidentiality):

N/A

Item 7.

Omitted Information:

N/A

Item 8.

Senior Contact Officers

David P. Hall, President & Chief Executive Officer
Julie A. Stokke Kemp, Corporate Secretary
Telephone:  (604) 687-6600

Item 9.

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, B.C. this
19th day of December, 2003

“Julie A .Stokke Kemp”

Julie A. Stokke Kemp
Corporate Secretary